American Century Investments
4500 Main Street
Kansas City, MO, 64111

November 29, 2017

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

RE: 	Amended Form N-SAR on behalf of American
Century Investment Trust  CIK#: 0000908406

Ladies and Gentlemen:

We are filing today through the EDGAR system an amended report on Form N-SAR (the "Amendment") on behalf of American Century Investment Trust (the
"Issuer") for the period ending September 30, 2017. The
Amendment is being filed to include the related attachment for item 77O0.

Any comments or questions on this filing should be directed to the undersigned at (816) 340-3319.


Very truly yours,

/s/ Amy Bitter

 Amy Bitter

Director, Financial Reporting & Tax